UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2023

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38191	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MBIO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Sale of Worcester Cell Processing Facility

On May 18, 2023, Mustang Bio, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with uBriGene (Boston) Biosciences, Inc., a Delaware corporation (“uBriGene”), pursuant to which the Company has agreed, subject to the terms and conditions therein, to sell its leasehold interest in its cell processing facility located in Worcester, Massachusetts (the “Facility”) and associated assets relating to the manufacturing and production of cell and gene therapies at the Facility to uBriGene (the “Transaction”). As consideration for the Transaction, uBriGene has agreed to pay to the Company a total purchase price of $11,000,000, consisting of a base amount of $6,000,000 (the “Base Amount”) and a contingent amount of $5,000,000 (the “Contingent Amount”). The Base Amount shall be paid to the Company upon closing; the Contingent Amount shall be paid to the Company upon its issuance of equity securities in an amount equal to or greater than $10,000,000 after the closing (the “Contingent Capital Raise”). If the Company is unable to close the full amount of the Contingent Capital Raise within two years following the closing, uBriGene will no longer be obligated to pay the Contingent Amount to the Company.

The Asset Purchase Agreement contains customary representations and warranties from both the Company and uBriGene with respect to each party and, with respect to the Company, its operations and the Facility. The Asset Purchase Agreement also contains customary covenants, including covenants by the Company, subject to certain exceptions, during the interim period between the execution of the Asset Purchase Agreement and the consummation of the Transaction, to use commercially reasonable efforts to maintain and preserve intact the Facility and associated assets and preserve the rights, goodwill and relationships with its employees, customers, lenders, suppliers, regulators and others in connection with the Facility. In addition, under the Asset Purchase Agreement, uBriGene has agreed to (or cause one of its affiliates to) offer employment (to be effective on the closing date of the Transaction) to no less than forty Company employees who support operations at the Facility on terms with base salary or hourly wages, target bonus opportunities (excluding equity-based compensation) and retirement and welfare benefits that are no less favorable than those provided by the Company immediately prior to the closing of the Transaction (such employees, “Offered Employees”).

The closing of the Transaction is subject to a number of conditions, including:

•

the consent and approval of the landlord of the Facility, WCS-377 Plantation Street, Inc. (“Landlord”), of either (i) an assignment and assumption agreement to be executed by the Company and uBriGene pursuant to which uBriGene would assume the Company’s lease of the Facility or (ii) a new lease agreement by and between uBriGene and Landlord with respect to the Facility on terms and conditions acceptable to uBriGene (the “Site Lease Transition Condition”); and

•

four employees identified as “key role employees,” having accepted employment with uBriGene (or its applicable affiliate) effective as of the closing date of the Transaction (the “Offered Employees Condition”).

In addition, the closing of the Transaction is subject to other customary closing conditions including, among other things, the accuracy of the representations and warranties subject to certain materiality qualifications, the material compliance by the parties with their respective covenants and the absence of any law or order prohibiting the consummation the transaction.

The Asset Purchase Agreement provides that the closing date (the “Closing Date”) shall take place on the date that is five business days after the satisfaction of all conditions to closing, provided, however, that if the date upon which all conditions to closing are satisfied is on or before June 2, 2023, the Closing Date shall be no sooner than ten business days following such date.

The Asset Purchase Agreement provides customary termination rights and indemnification rights to each of the parties, including a termination right if the transaction is not consummated by June 30, 2023 (the “Outside Date”), subject to certain limitations. If the only condition to closing of the Transaction that remains unsatisfied as of the Outside Date (other than conditions which, by their nature, are to be satisfied on the Closing Date) is the Site Lease Transition Condition, the Outside Date may be mutually extended by the parties in 30-day increments. If the Asset Purchase Agreement is terminated due to either party’s willful material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made pursuant to the Asset Purchase Agreement, such party shall pay $1,000,000 to the other party within 30 days of such termination. Under the Asset Purchase Agreement, each of the Company and uBriGene have agreed to use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the conditions to closing the Transaction.

The Asset Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the parties to the Asset Purchase Agreement or any of their respective affiliates. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to the Asset Purchase Agreement and may be subject to limitations agreed upon by the parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the parties that differ from those appliable to investors. Investors are not third-party beneficiaries under the Asset Purchase Agreement. In addition, the assertions embodied in the representations and warranties contained in the Asset Purchase Agreement are qualified by information in a confidential disclosure schedule the parties have exchanged. Accordingly, investors should not rely on the representations, warranties and covenants contained in the Asset Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of either of the parties or of any of their respective affiliates.

Voluntary Notice to U.S. Committee on Foreign Investment in the United States

uBriGene is an indirect, wholly owned subsidiary of UBrigene (Jiangsu) Biosciences Co., Ltd., a Chinese contract development and manufacturing organization. Under the Asset Purchase Agreement, the Company and uBriGene shall, and shall cause their respective affiliates to, use their reasonable best efforts to obtain clearance for the Transaction from the U.S. Committee on Foreign Investment in the United States (“CFIUS”), although obtaining such clearance is not a condition to closing the Transaction. In accordance with the Asset Purchase Agreement, the Company and uBriGene expect to file a joint voluntary Notice (the “Notice”) with CFIUS no later than June 1, 2023. Following filing of the Notice, CFIUS initiates a 45-day review to prepare an assessment of potential threats to U.S. national security and identify national security concerns. At the end of this review period, if CFIUS determines there are no unresolved national security concerns, CFIUS will apprise the parties of its determination and action on the matter will be concluded. If CFIUS identifies national security concerns during the initial review period, it will conduct a subsequent 45-day investigation, during which CFIUS may identify and impose mitigation measures before the Transaction is permitted to move forward. Upon completion of the investigation, if CFIUS determines to conclude all deliberative action on the Notice without sending a report to the President, CFIUS will apprise the parties of its determination and action on the matter will be concluded. Depending on the nature and severity of perceived national security risks identified during its investigation, CFIUS may, among other mitigation measures, require suspension of the Transaction, require uBriGene to divest the Facility or other assets relating thereto or forfeit contracts that CFIUS deems to be sensitive or require appointment of special compliance personnel or a proxy board consisting of U.S. persons. Because clearance of the Transaction from CFIUS is not a condition to closing, the Closing Date of the Transaction may occur before CFIUS makes its final determination with respect to the Notice submitted by the parties. If CFIUS determines to require mitigating measures with respect to the Transaction, then uBriGene must comply with such measures after the Closing Date.

Manufacturing Services Agreement, Quality Services Agreement and Transition Services Agreement

The Asset Purchase Agreement contemplates that the parties will enter into a Manufacturing Services Agreement (the “Manufacturing Services Agreement”), a related Quality Services Agreement (the “Quality Services Agreement”) and a Transition Services Agreement upon closing of the Transaction. Pursuant to the Manufacturing Services Agreement, uBriGene will manufacture the Company’s lead product candidates, including MB-106, and the Company will commit to spend at least $8,000,000 over a period of two years after the closing of the Transaction to purchase manufacturing and related services (the “Manufacturing Services”) from uBriGene (the “Minimum Commitment”). The Company will pay uBriGene 25% of the Minimum Commitment at the time of signing of the Manufacturing Services Agreement and the remainder of the Minimum Commitment over the following two years. Subject to the Company’s payment of its Minimum Commitment, uBriGene will provide to the Company a manufacturing rebate, payable in cash at the end of the second year of the Manufacturing Services Agreement term, for any amounts paid for Manufacturing Services in excess of the Minimum Commitment (but in no event will such rebate exceed $3,000,000). In connection with the Manufacturing Services Agreement, the Company will provide uBriGene with the customary licenses to use intellectual property rights specific to the Company’s cell and gene therapies to the extent reasonably necessary for uBriGene’s performance under the Manufacturing Services Agreement. The Company anticipates that, pursuant to the arrangements under the Manufacturing Services Agreement, uBriGene will be able to provide the Company with necessary manufacturing capacity for the continued development of its lead product candidates.

In connection with the Manufacturing Services Agreement, the Company and uBriGene will enter into a Quality Services Agreement, pursuant to which the Company and uBriGene will agree to specified duties for each party with respect to the contract manufacture by uBriGene of the Company’s product candidates. The Quality Services Agreement will set forth the quality activities associated with production, analysis, and release of such products and will assign responsibility for each activity to the Company and/or uBriGene.

Under the Transition Services Agreement, the Company will provide certain transitional services to uBriGene to ensure the smooth transition of operations and continuity of business for a period of six months after closing, unless otherwise extended upon the mutual agreement of the Company and uBriGene.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 1.1, and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Following a review of its portfolio of product candidates to determine the future strategy of its programs and the proper allocation of its resources, the Company determined to discontinue development of its MB-102 (CD123), MB-103 (HER2), MB-104 (CS1) and MB-105 (PSCA) programs (collectively, the “Discontinued Programs”), comprising a portion of the Company’s portfolio of chimeric antigen receptor (“CAR”) engineered T cell (“CAR T”) therapies being developed by the Company in partnership with the City of Hope National Medical Center (“City of Hope” or “COH”).  On May 17, 2023, in connection with this determination, the Company terminated the agreements listed below. The Company will not incur any early termination penalties in connection with the termination of such agreements.

MB-102 (CD123) Program—Amended and Restated Exclusive License Agreement, dated as of February 17, 2017, by and between the Company and COH (the “CD123 Technology License”): Under the CD123 Technology License, the Company received an exclusive worldwide license from COH for the use of the CD123 Patent Rights, which are being investigated as a target for adoptive cellular immunotherapy for blastic plasmacytoid dendritic cell neoplasm.

MB-104 (CS1) Program—Amended and Restated Exclusive License Agreement, dated as of August 13, 2021, by and between the Company and COH (the “CS1 Technology License”): Under the CS1 Technology License, the Company received an exclusive worldwide license from COH for the use of CS1-specific CAR T technology, which is being applied in the treatment of multiple myeloma.

MB-103 (HER2) Program—Amended and Restated Exclusive License Agreement, dated as of August 13, 2021, by and between the Company and COH (the “HER2 Technology License”): Under the HER2 Technology License, the Company received an exclusive worldwide license from COH for the use of HER2 CAR T technology, which is being applied in the treatment of glioblastoma multiforme and in the treatment of HER2+ cancers that have metastasized to the brain.

MB-105 (PSCA) Program—Amended and Restated Exclusive License Agreement, dated as of August 13, 2021, by and between the Company and COH (the “PSCA Technology License,” and together with the CS1 Technology License and the HER2 Technology License, the “Technology License Agreements”): Under the PSCA Technology License, the Company received an exclusive worldwide license from COH for the use of prostate stem cell antigen (“PSCA”) CAR T technology, which is being applied in the treatment of PSCA+ metastatic castration-resistant prostate cancer.

The termination of each of the Technology License Agreements is effective as of June 16, 2023. The foregoing summary is qualified in its entirety by reference to the applicable Technology License Agreement. The CD123 Technology License was filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 31, 2017. The CS1 Technology License, the HER2 Technology License and the PSCA Technology License were filed as Exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021, filed with the SEC on August 16, 2021.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As part of the discontinuation of the Discontinued Programs and in connection with the sale of the Facility to uBriGene, the Board approved a reduction in the Company’s workforce by approximately 82% (inclusive of the Offered Employees). The Company’s Board reasonably expects that the Offered Employees will accept employment with uBriGene (or one of its affiliates) on terms with base salary or hourly wages, target bonus opportunities (excluding equity-based compensation) and retirement and welfare benefits that are no less favorable than those provided by the Company immediately prior to the closing of the Transaction. This workforce reduction is expected to be completed by the end of the second quarter of 2023.

Terminated employees who do not receive offers of employment from uBriGene (or one of its affiliates) will be offered separation benefits, including, but not limited to, severance payments, temporary healthcare coverage assistance and payments for all earned but unused vacation time. Employees who receive and accept offers of employment from uBriGene (the “Transferred Employees”) will retain their restricted stock units, which otherwise would have been forfeited upon termination of employment with the Company, on an amended vesting schedule and will receive a payment in an amount equal to their prorated annual bonus through the Closing Date. In connection with these actions, the Company will incur expenses of approximately $2.9 million, consisting of (i) severance and termination-related costs of approximately $2.1 million, which will be paid in cash during the quarter ended June 30, 2023 and (ii) the recognition of approximately $0.8 million of non-cash expenses in connection with the amended vesting of the Transferred Employees’ restricted stock units. These estimates are subject to a number of assumptions, and actual results may differ.

The Company expects to realize approximately $24 million in annualized operating savings from the transactions and arrangements described above, including savings relating to the Facility, clinical operations and Discontinued Programs.

Item 8.01.	Other Events.

XSCID Program

Based on a review of the data from the investigator-sponsored clinical trials of the gene therapy for X-linked severe combined immunodeficiency (“XSCID”) that has been licensed to the Company pursuant to the Exclusive License Agreement, dated as of August 2, 2018 (as amended, the “XSCID License Agreement”) by and between the Company and St. Jude Children’s Research Hospital, Inc. (“St. Jude”), enrollment to these trials has been paused.  The Company awaits data from new investigator-sponsored trials to test a modified version of the current lentiviral vector prior to initiating the Company’s sponsored trials. No safety concerns in the trials utilizing the current vector have been noted to date, and no insertional mutagenesis or malignancy has been detected in either of the two investigator-sponsored trials. However, the Company has decided to delay initiating its own sponsored trials out of an abundance of caution, and expects to provide more information on timelines once it has had the opportunity to review data from the planned trials utilizing the modified vector. The delayed start of the Company’s multicenter trials for XSCID will allow the Company to utilize the safest known vector in its clinical trials. The Company expects to enter into an amendment to the XSCID License Agreement in order to modify applicable development milestones in accordance with the foregoing.

Press Release

On May 18, 2023, the Company issued a press release related to its (i) its entry into the Asset Purchase Agreement in connection with the sale of the Facility, (ii) determination to discontinue the Discontinued Programs and (iii) updates with respect to its XSCID programs. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Nasdaq Minimum Bid Price Compliance

As previously disclosed, on May 24, 2022, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), had closed below $1.00 per share for 30 consecutive business days and, as a result, the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), which sets forth the minimum bid price requirement for continued listing on The Nasdaq Capital Market. In order to regain compliance with Nasdaq Listing Rule 5550(a)(2), the Company was required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive business days.

This requirement was met on April 18, 2023, the tenth consecutive business day when the closing bid price of the Common Stock was over $1.00. On April 19, 2023 the Company received a letter from the Staff notifying the Company that it had regained compliance with Nasdaq Listing Rule 5550(a)(2), and the matter is now closed.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

1.1	Asset Purchase Agreement, dated May 18, 2023, between the Company and uBriGene (Boston) Biosciences, Inc.*
99.1	Press release issued by Mustang Bio, Inc., dated May 18, 2023
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

*	Portions of this Exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this Current Report on Form 8-K are forward-looking statements. Forward looking statements can be identified by the use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” target,” “will,” “would,” “could,” “should,” “continue,” and other similar expressions. The Company’s forward-looking statements, include, among others, statements about the Company’s expectations with respect to the consummation of the sale of its manufacturing facility and its ability to fund its operations, including continued investment in its research and development pipeline; the Company’s anticipated savings and expenses relating to the consummation of the sale of the Facility; the discontinuance of its MB-102, its CD-123-targeted CAR T cell therapy, as well as its HER2-, CS1- and PSCA-targeted CAR T cell therapy programs, the postponing of the MB-107 and MB-207 pivotal trials and the related reduction in the Company’s workforce; and the Company’s plans and timeline regarding its XSCID program. Actual events or results may differ materially from those described in this Current Report on Form 8-K due to a number of risks and uncertainties. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the Transaction—including the conditions specifically described in this Current Report on Form 8-K—in the anticipated timeframe or at all; whether uBriGene is able to successfully perform its obligation to produce the Company’s products under the Manufacturing Services Agreement on a timely basis and to acceptable standards; whether the Company is able to raise $10 million in gross proceeds from equity raises following the closing of the Transaction and receive the contingent portion of the consideration for the sale of the Facility to uBriGene; whether the Company’s expenses are as predicted; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of the announcement or the consummation of the Transaction on the market price of the Company’s common stock; significant transaction costs; the development stage of the Company’s primary product candidates and the related risks involved in drug development, clinical trials and the uncertainties around regulatory reviews and approvals; whether CFIUS determines to require mitigating actions which may include suspension or termination of the Transaction or the imposition of operating mechanisms that could make it more difficult for uBriGene to operate the Facility; if the Transaction closes before CFIUS issues its final determination, whether CFIUS later determines to require the sale of the Facility by uBriGene, which may jeopardize the Company’s access to products manufactured at the Facility; other business effects, including the effects of industry, market, economic, political or regulatory conditions; as well as other risks described in Part 1, Item 1A, “Risk Factors,” in the company’s Annual Report on Form 10-K, filed on March 30, 2023, subsequent Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission (the “SEC”). The forward-looking statements in this Current Report on Form 8-K represent the Company’s views as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mustang Bio, Inc.
(Registrant)
Date: May 22, 2023
	By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
President and Chief Executive Officer